Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727-499-1717	727-499-1717

JAGGED PEAK, TO BUILD WEB PORTAL FOR NATION’S FIRST

“REACTIVE” TELEVISION NETWORK

CLEARWATER, Fla. - June 14, 2006 -Jagged Peak, Inc. (OTC Bulletin Board: JGPK), a global provider of e-Fulfillment, CRM Execution, and Enterprise Demand Management solutions, announces its selection as the Web developer for the nation’s first TV InterNetwork, ReacTV77.

Jagged Peak, considered one of America’s fastest-growing companies, will employ its flagship software application platform EDGE (Enterprise Dynamic Global Engine) to deploy www.77.tv.

More than simply a website, the unique programming featured on ReacTV delivers reactive prize-driven content and patented ads to consumers over the Internet and on cable television, reaching over 50 million consumers, starting August 1, 2006.

Paul Demirdjian, Chief Executive Officer, says, “Our engagement with ReacTV is to provide the technology framework and overall business services. Together we will integrate a platform that will change the way marketers and consumers view advertising consumption. We look forward to assisting them in their business plan, which will build not only a new company, but a new industry.”

A cutting-edge network, ReacTV fuses advertising with active, interacting consumers, who compete from their homes for millions of dollars in prizes while sophisticated data collection techniques assure advertisers exact viewing numbers.

Frank Maggio, ReacTV’s founder and chairman, agrees. “We are delighted to have found as exceptional and broadly skilled a partner as Jagged Peak, particularly so geographically close to our St. Petersburg operations. The company’s stellar execution strategies and powerful software promise to support a turnkey opportunity rarely experienced within media – the chance to craft, deploy, and then fulfill a truly unique product.” Maggio is founder of the Frank Maggio Companies, an Emory University Woodruff Scholar, former Procter & Gamble executive, and founder of First Dartmouth Development, one of the Tampa Bay area’s largest privately owned real estate development companies.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK) is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The Company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in real-time. Jagged Peak serves a growing list of global clients in multiple industry segments, including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest-growing technology companies for four consecutive years (2001-2004).

About ReacTV:

ReacTV is America’s first TV InterNetwork, delivering a reactive television and simulcast Internet experience, embedded with reactive advertising. The ReacTV gaming network allows viewers at home to compete for thousands of dollars in prizes each day, simply by interacting with challenging games and rewarding ads. ReacTV has exclusively licensed the patented CRĀV Reactive Ad System, enabling advertisers to create a new level of consumer awareness through reactive advertising. ReacTV (www.ReacTV.com, and www.77.tv ) is owned and founded by real estate and new media magnate Frank Maggio, and is an entity of The Frank Maggio Companies.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 30, 2005

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